                                  EXHIBIT 6.8
                       SHARE EXCHANGE AGREEMENT WITH
                      PACIFIC ASSET INTERNATIONAL LTD.


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                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of March ____, 1999, by and between T.O. YIP (the "SHAREHOLDER"), PACIFIC ASSET INTERNATIONAL LTD., a Hong Kong corporation, ("PAI") and GLOBAL TELEPHONE COMMUNICATION, INC. a Nevada corporation ("GTC or the "COMPANY").

                                  1. RECITALS

         This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

          1. PAI and its principals have extensive contacts and business opportunities with the Asia Pacific banking community.

          2. GTC has the non-exclusive licensing rights for Asia for Year 2000 compliance software for personal computers known as "Y2K Solutions."

          3. PAI desires to be granted the exclusive marketing and sale rights for Y2K Solutions in Asia, excluding the Peoples Republic of China, both generally and for its banking community clients and friends in particular (collectively the "Marketing Rights").

          4. The SHAREHOLDER is the owner of 10,000 shares of the common stock of PAI which represents all of the issued and outstanding shares of common stock of PAI.

          5. In consideration of the granting of the Marketing Rights to PAI BY GTC, and the issuing of certain GTC common shares to the SHAREHOLDER, the SHAREHOLDER will transfer a total of 5,100 of its PAI shares to GTC which will represent a total of fifty one percent (51%) of the issued and outstanding common shares of PAI (the "PAI Shares").

          6. GTC desires to issue a total of 600,000 shares of its common stock (the "GTC Shares") to the SHAREHOLDER in exchange for the PAI Shares.

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          7.   The SHAREHOLDER desires to exchange the PAI Shares for the GTC
               Shares in accordance with the terms and conditions of this Agreement.

          8. GTC desires to provide assistance to PAI with respect to the business growth and development of PAI and to further assist in the development of strategic relationships with the Asian banking community.

          9.   PAI desires that this transaction be consummated.

                       2.   EXCHANGE AND ISSUANCE OF SHARES

         2.1 EXCHANGE OF GTC SHARES: GTC shall exchange and deliver to the SHAREHOLDER, a total of 600,000 restricted shares of GTC common stock.

         2.2 EXCHANGE OF PAI SHARES: At the Closing, the SHAREHOLDER shall exchange and deliver to GTC a total of 5,100 shares of PAI common stock which represent fifty one percent (51%) of the issued and outstanding shares of PAI.

         2.3 NATURE OF GTC SHARES: The SHAREHOLDER shall be issued the GTC Shares which unless otherwise contractually restricted, shall be subject to a one (1) year holding period before the GTC Shares are eligible for sale to U.S. persons or in the U.S. public market. The sale of the GTC Shares will be further limited by the resale provisions of SEC Rule 144.

         2.4 RESTRICTED NATURE OF GTC SHARES: Notwithstanding the one (1) year holding period for the GTC Shares, if the SHAREHOLDER becomes an "affiliate" or "control person" of GTC, he will be subject to certain limitations with respect to the sale of his GTC Shares. Accordingly, as a result of such a designation, the sale of the GTC Shares will be limited by SEC Rule 144.

         2.5 PRIVATE SALE ACKNOWLEDGMENT: The parties acknowledge and agree that the exchange and issuance of the GTC Shares is being undertaken as a private sale pursuant to Section 4(1) of the Securities Act of 1933, as amended and Nevada Revised Statutes Chapters 78 and 90 and is not being transacted via a broker-dealer and/or in the public market place.

         2.6 STATUS OF PRESENT SHARE OWNERSHIP AND CONTEMPLATED SHARE ISSUANCE BY GTC: The parties hereto acknowledge and agree that in addition to the issuance of the 600,000 GTC Shares, that the parties listed below

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own certain shares in GTC and that pursuant to the share exchange contemplated by this Agreement, that the following will be the resulting share ownership of
GTC:

Name                           NO. SHARES                   % OWNERSHIP
-----------------------------------------------------------------------
1 .   PAI Shareholder          600,000                      3.84%
2.    Present GTC
      Shareholders             14,994,935                   96.16%
                               ----------                   ------
TOTALS                         15,594,935                   100%
                               ----------                   ------
                               ----------                   ------


         2.7 ADDITIONAL SHARE ISSUANCE: The parties further acknowledge and agree that in further addition to the GTC Shares and the shares held by the present GTC Shareholders, additional shares will be issued by GTC pursuant to the financing requirements of GTC (the "Additional Shares"). Accordingly, the percentage share ownership of the parties will be diluted on a pro-rata basis.

                3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The COMPANY represents and warrants to the SHAREHOLDER and PAI as follows:

         3.1 ORGANIZATION: GTC is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

         3.2 CAPITALIZATION: The authorized capital of GTC consists of 25,000,000 common shares with a par value $.001 and of which a total of 14,994,935 common shares are validly authorized and issued by the COMPANY. Said outstanding shares are fully paid and non-assessable shares and have been issued in full compliance with all federal and state securities laws. Such issued and outstanding shares are hereinafter referred to as the "Existing GTC Shares". The authorized capital of GTC also consists o 5,000,000 shares of preferred stares with a par value of $.01 per share. No preferred shares are issued and outstanding.

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     3.3 BOOKS AND RECORDS: All material transactions of GTC have been promptly and properly recorded or filed in or with its books and records and the Minute Book of GTC contains records of all meetings and proceeds of the shareholders and directors thereof.

     3.4 LEGAL COMPLIANCE: To the best of its knowledge, GTC is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which GTC is subject or which apply to it or any of its assets.

     3.5 TAX RETURNS: All tax returns and reports of GTC required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.

     3.6 ADVERSE FINANCIAL EVENTS: GTC has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     3.7 DISPUTES, CLAIMS AND INVESTIGATIONS: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of GTC threatened against or affecting GTC at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

     3.8 EMPLOYEE LIABILITIES: GTC has no liability to former employees or any liability to any governmental authorities with respect to current or former employees.

     3.9 NO CONFLICTS OR AGREEMENT VIOLATIONS: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of GTC or of any agreement to which GTC is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by GTC and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the asset of GTC.

     3.10 VALIDLY ISSUED AND AUTHORIZED SHARES: That the GTC Shares will be validly authorized and issued by the COMPANY, they will be fully paid and non-assessable and that they will be issued in full compliance with all federal and state securities laws.

     3.11 RESTRICTIVE LEGEND: That the GTC Shares will have a restrictive legend imposed thereon identifying them as "Restricted Shares" which are subject to the conditions and limitations of SEC Rule 144 with respect to their sale in the U.S. public market place.


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     3.12 CORPORATE AUTHORITY: The officers or representatives of the COMPANY executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the COMPANY.

     3.13 PUBLICLY TRADED COMPANY: The COMPANY is listed on the NASD OTC Bulletin Board with the trading symbol "GTCI".

                    4. REPRESENTATIONS OF SHAREHOLDER AND PAI

         THE SHAREHOLDER and PAI collectively and individually hereby represent and warrant to GTC as follows:

         4.1 SHARE OWNERSHIP: That the SHAREHOLDER is the owner, beneficially and of record, of the PAI Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

         4.2 TRANSFERABILITY OF PAI SHARES: That the SHAREHOLDER have full power to transfer the PAI Shares to GTC without obtaining the consent or approval of any other person or governmental authority.

         4.3 VALIDLY ISSUED AND AUTHORIZED SHARES: That the PAI Shares are validly authorized and issued, fully paid, and nonassessable, and the PAI Shares have been so issued in full compliance with all Hong Kong securities laws.

         4.4 ORGANIZATION: PAI is a corporation duly incorporated and validly existing under the laws of Hong Kong and is in good standing with respect to all of its regulatory filings.

         4.5 CAPITALIZATION: The authorized capital of PAI consists of _______ common shares with a par value of $ _______ and of which 10,000 common shares are issued and outstanding as fully paid and non-assessable shares.

         4.6 BOOKS AND RECORDS: All material transactions of PAI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of PAI contains records of all meetings and proceeds of the shareholders and directors thereof.

         4.7 LEGAL COMPLIANCE: PAI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which PAI is subject or which apply to it or any of its assets.

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         4.8 TAX RETURNS: All tax returns and reports of PAI required by law to be filed prior to the date hereof have been filed and are subsequently true, complete and correct and all taxes and governmental charges have been paid.

         4.9 ADVERSE FINANCIAL EVENTS: PAI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

         4.10 DISPUTES, CLAIMS AND INVESTIGATIONS: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PAI threatened against or affecting PAI at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency.

         4.11 EMPLOYEE LIABILITIES: PAI has no liability to former employees or any liability to any government authorities with respect to current or former employees.

         4.12 NO CONFLICTS OR AGREEMENT VIOLATIONS: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of PAI or of any agreement to which PAI is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by PAI and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the assets of PAI.

         4.13 NO LIENS: That PAI has not received a notice of any assignment, lien, encumbrance, claim or charge against the PAI Shares.

         4.14 CORPORATE AUTHORITY: The officers or representatives of PAI executing this Agreement represent that they have been authorized to execute this Agreement pursuant to resolution of the respective Boards of Directors of PAI.

                             5. REPRESENTATIONS AND
                         WARRANTIES OF SHAREHOLDER ALONE

         The SHAREHOLDER alone further represents and warrants to GTC as follows with respect to the GTC Shares:

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         5.1 FINANCIALLY RESPONSIBLE: That he is financially responsible, able to meet his obligations and acknowledges that this investment will be speculative.

         5.2 INVESTMENT EXPERIENCE. That he has experience in the business of investments in one or more of the following: (i) investment experience with securities such as stock and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect his own interests in an investment of this nature and he does not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and does not need such an Investor Representative.

         5.3 INVESTMENT RISK. That he is capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all his investment capital and the lack of a liquid market, such that he may not be able to liquidate readily the investment whenever desired or at the then current asking price.

         5.4 ACCESS TO INFORMATION: That he has had access to the information regarding the financial condition of the COMPANY and he was able to request copies of such information, ask questions of and receive answers from the COMPANY regarding such information and any other information they desire concerning the GTC Shares, and all such questions have been answered to his full satisfaction.

         5.5 PRIVATE TRANSACTION: That at no time was he presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

         5.6 INVESTMENT INTENT: The GTC Shares are not being purchased with a view to or for the resale or distribution thereof and he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

         5.7 DUE DILIGENCE: That the SHAREHOLDER has completed a due diligence review of the affairs of GTC and is satisfied with the results of that review.

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               6. CLOSING, ESCROW HOLDER AND
                  CONDITIONS TO CLOSING

         6.1 EXCHANGE CLOSING: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place in Vancouver, British Columbia, at such time and place as may be agreed among by the parties, but in no event later than 11 MARCH, 1999, unless otherwise extended in writing by the parties.

         6.2 APPOINTMENT OF ESCROW HOLDER: The parties hereby appoint CARMINE J. BUA, III, ESQ. of San Diego, California as the Escrow Holder pursuant to this Agreement.

         6.3 OPINION OF COUNSEL FOR GTC: The SHAREHOLDER and PAI shall have received an opinion from the legal counsel for GTC, in form and substance reasonably satisfactory to the SHAREHOLDER and PAI, to the effect that:

                          1. GTC is a corporation duly organized and legally
                existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings, and

                          2. This Agreement when duly executed and delivered by
                GTC, constitutes a legal, valid and binding obligation of GTC enforceable against it in accordance with its terms, and

                          3. The Shares delivered pursuant to the Agreement have
                been validly issued are fully paid and nonassessable, and

                          4. The Existing GTC Shares, the Additional Shares and
                the GTC Shares have been legally and validly issued and are in compliance with all federal and state securities laws including but not limited to Section 4(1) of the Securities Act of 1933, as amended, and Nevada Revised Statutes Chapters 78 and 90.

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         6.4 OPINION OF COUNSEL FOR SHAREHOLDER AND PAI WITH RESPECT TO
CORPORATE STATUS AND PAI SHARES: GTC shall have received an opinion from the legal counsel for the SHAREHOLDER and PAI, in form and substance reasonably satisfactory to GTC, to the effect that:

                          1 . PAI is a corporation duly organized and legally
                existing under the laws of Hong Kong and is in good standing with respect to all of its regulatory filings.

                          2. The PAI Shares delivered pursuant to this Agreement
                have been validly issued, fully paid, nonassessable, and have been originally issued in full compliance with all federal and state securities laws.

                          3. The SHAREHOLDER has the full power to transfer the
                PAI Shares to GTC without obtaining the consent or approval of any other person or governmental agency.

         6.5 OPINION OF COUNSEL FOR SHAREHOLDER AND PAI WITH RESPECT TO THE OWNERSHIP AND OPERATION OF PAI: GTC shall have received an opinion from the legal counsel for the SHAREHOLDER and PAI along with the relevant supporting documentation, in form and substance reasonably satisfactory to GTC, to the effect that:

                          1 . That GTC as a foreign corporation is permitted
                under Hong Kong law to be the legal and beneficial owner of the PAI Shares which represents a controlling interest of PAI.

                          2. The PAI has the legal ability to operate and
                utilize the Marketing Rights in those geographical areas provided by the Marketing Rights.

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                          3. That the ownership of PAI as a subsidiary
                corporation of GTC will not affect the ability of PAI to utilize the Marketing Rights with respect to the marketing and sale of the Y2K Solutions as contemplated by the Marketing Rights.

         6.6 ESCROW CONDITIONS AND CLOSING: Prior to the Closing, the following will be required:

                          1. DELIVERY OF PAI SHARES: The SHAREHOLDER shall
                deliver to the Escrow Holder the certificate or certificates representing the 5,100 PAI Shares registered in the name of GTC, duly endorsed for transfer accompanied by a duly executed assignment of the PAI Shares to GTC.

                          2. DELIVERY OF GTC SHARES: GTC shall deliver to the
                Escrow Holder a total of 600,000 of the GTC Shares registered in the name of the SHAREHOLDER.

                          3. LEGAL OPINIONS AND DOCUMENTS: Both parties shall
                deliver to the Escrow Holder such legal opinions and other documents as are required by the terms and conditions of this Agreement.

                          4. REQUISITE CORPORATE RESOLUTIONS: Each party shall
                deliver to the Escrow Holder certified copies of resolutions from their respective Boards of Directors authorizing the subject transaction.

         6.7 CLOSE OF TRANSACTION: The subject transaction shall "close" upon the satisfaction of the above conditions.


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  7. COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

         7.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

         7.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

         7.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

         7.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

         7.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         7.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         7.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.


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         7.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

          7.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.
                                                  For and on behalf of
                                                  APEX DIRECTORATE LIMITED

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------
DATED: March _____, 1999                Authorized Signature(s)
                                   ---------------------------------
                                        AUTHORIZED SIGNATURE
                                        For Apex Directorate Limited
                                   For and on behalf of
                                   APEX SECRETARIAL CORPORATION

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------
DATED: March _____, 1999                Authorized Signature(s)
                                   ---------------------------------
                                        AUTHORIZED SIGNATURE
                                        For Apex Secretarial corporation
                                   For and on behalf of
                                   Apex Management Limited

                                   /s/ [ILLEGIBLE]
                                   ---------------------------------
DATED: March _____, 1999                Authorized Signature(s)
                                   ---------------------------------
                                        AUTHORIZED SIGNATURE
                                   For APEX MANAGEMENT LIMITED


                                        PACIFIC ASSET
                                        INTERNATIONAL, LTD.
                                   For and on behalf of
                                   PACIFIC ASSET INTERNATIONAL LIMITED

DATED: March _____, 1999       BY:       /s/ T.O. YIP
                                   ---------------------------------
                                         Authorized Signature(s)
                                   ---------------------------------
                                        T.O. YIP
                                        CEO


                                        GLOBAL TELEPHONE
                                        COMMUNICATIONS, INC.

DATED: March _____, 1999       BY:       /s/ George Delmas
                                   ---------------------------------
                                        George Delmas
                                        CEO


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